UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  MARCH 4, 1996




                            ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant as specified in its governing instruments)


              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number, including area code: (212) 236-7339

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                            Item 5.  Other Events



         On February 6, 1996, the New York State Supreme Court, County of New York, issued a decision, after trial, in Winston v. Mezzanine Investments, L.P. No 28657/91. Plaintiff, one limited partner in the ML-Lee Acquisition Fund, L.P. (the "Fund"), brought suit as a class action in 1991 against Mezzanine Investments, L.P., the Fund's Managing General Partner (the "MGP"); ML Mezzanine Inc., the MGP's general partner; the Fund's four Individual General Partners; and Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, affiliates of ML Mezzanine Inc., claiming that defendants had breached the Fund's Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") by incorrectly computing the priority return to Limited Partners under the Fund's Limited Partnership Agreement and improperly paying incentive distributions ("MGP Distributions") to the Fund's MGP.

     The Court found that the MGP Distributions for the fourth quarter of 1989 through the fourth quarter of 1990 had been paid in violation of the Limited Partnership Agreement and held the General Partners and ML Mezzanine Inc. liable for repayment to the plaintiff class of $6,627,752 of excessive distributions, plus interest. The Court's decision dismissed Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated because they were not parties to the Fund's Limited partnership Agreement, and on February 21, 1996, ML Mezzanine Inc. moved to amend the Court's decision to dismiss it. Defendants' are considering the impact of the Court's decision on the administration of the Fund. Defendants' time to appeal the decision has not yet expired and defendants intend to appeal.